                                                                    EXHIBIT 10.7


                             EMPLOYMENT AGREEMENT
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     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this ___ day of __________, 1998, by and between [New Bank Name] (hereinafter referred to as the "Bank"), Ambanc Holding Co., Inc. as the holding company for the Bank (hereinafter referred to as the "Company") and John M. Lisicki (the "Employee").

     WHEREAS, the Company is the resulting institution from the merger of AFSALA Bancorp, Inc. (hereinafter referred to as "AFSALA") and Ambanc Holding Co., Inc.; and

     WHEREAS, the Bank is the resulting institution from the merger of Amsterdam Federal Bank (hereinafter referred to as "Savings") and Amsterdam Savings Bank, FSB; and

     WHEREAS, Employee had been the President and Chief Executive Officer of AFSALA and Savings; and

     WHEREAS, the Company and the Bank desire to retain the services of Employee on the terms and conditions set forth below; and

     WHEREAS, in consideration wherefore, Employee agrees to terminate and waive any rights he may have under his employment agreement with Savings, dated September 11, 1997 ("Prior Employment Agreement"), including any right to a severance payment upon a change of control of Savings; and

     WHEREAS, the Company and the Bank have approved and authorized the execution of this Agreement with the Employee to take effect as stated in
Section 2 hereof;

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein, it is AGREED as follows:

     1.  Definitions.
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          (a)  The term "Change in Control" means (1) an event of a nature that
(i) results in a change in control of the Bank or the Company within the meaning of the Home Owners' Loan Act of 1933 and 12 C.F.R. Part 574 as in effect on the date hereof; or (ii) would be required to be reported in response to Item 1 of the current report on Form 8-K, as in effect on the date hereof, pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act");
(2) any person (as the term is used in Sections 13(d) and 14(d) of the Exchange
Act) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Bank or the Company representing 20% or more of the Bank's or the Company's outstanding securities;
(3) individuals who are members of the board of directors of the Bank or the Company on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the nominating committee serving under an Incumbent Board, shall be considered a member of the Incumbent Board; or (4) a reorganization, merger, consolidation, sale of all or substantially all of the assets of the Bank or the Company or a similar transaction in which the Bank or the Company is not the resulting entity. The term "Change in Control" shall not include an acquisition of securities by an employee benefit plan of the Bank or the Company. In the application of 12 C.F.R. Part 574 to a determination of a Change in Control, determinations to be made by the OTS or its Director under such regulations shall be made by the Board of Directors.

          (b) The term "Commencement Date" means the date of the merger of the Company and AFSALA.

          (c) The term "Date of Termination" means the date upon which the Employee ceases to serve as an employee of the Bank or the Company.

          (d) The term "Involuntarily Termination" means termination of the employment of Employee without the Employee's express written consent, and shall include a material diminution of or interference with the Employee's duties, responsibilities and benefits as President and Chief Executive Officer of the Bank, (and on and after January 1, 1999, President and Chief Executive Officer of the Company), including (without limitation) any of the following actions unless consented to in writing by the Employee: (1) a change in the principal workplace of the Employee to a location outside of a 30 mile radius from the Bank's headquarters office as of the date hereof; (2) a material demotion of the Employee; (3) a material reduction in the number or seniority of other Bank personnel reporting to the Employee or a material reduction in the frequency with which, or in the nature of the matters with respect to which, such personnel are to report to the Employee, other than as part of a Bank- or Company-wide reduction in staff; (4) a material adverse change in the Employee's salary, perquisites, benefits, contingent benefits or vacation, other than as part of an overall program applied uniformly and with equitable effect to all members of the senior management of the Bank or the Company; and (5) a material permanent increase in the required hours of work or the workload of the Employee. The term "Involuntary Termination" does not include Termination for Cause or termination of employment due to retirement, death, disability or suspension or temporary or permanent prohibition from participation in the conduct of the Bank's affairs under Section 8 of the Federal Deposit Insurance Act ("FDIA").

          (e) The terms "Termination for Cause" and "Terminated For Cause" mean termination of the employment of the Employee because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of a fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. The Employee shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to the Employee a copy of a resolution, duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board of Directors of the Bank at a meeting of the Board called and held for such purpose (after reasonable notice to the Employee and an opportunity for the Employee, together with the Employee's counsel, to be heard before the Board), stating that in the good faith opinion of the Board the Employee has engaged in conduct described in the preceding sentence and specifying the particulars thereof in detail.

     2.  Term.  The term of this Agreement shall be a period of three years
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beginning on the Commencement Date, subject to earlier termination as provided herein. On the first anniversary of the Commencement Date, and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then-remaining term, provided that (1) the
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Bank and the Company have not given notice to the Employee in writing at least 90 days prior to such anniversary that the term of this Agreement shall not be extended further; and (2) prior to such anniversary, the Boards of Directors of the Bank and the Company explicitly review and approve the extension. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms.

     3.  Employment.  The Employee is employed as President and Chief Executive
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Officer of the Bank as of the Commencement Date and on or before January 1, 1999, President and Chief Executive Officer of the Company. As such, the Employee shall render administrative and management services as are customarily performed by persons situated in similar executive capacities, and shall have such other powers and duties of an officer of the Bank and the Company as the Boards of Directors may prescribe from time to time.

     4.  Compensation.
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          (a)  Salary.  The Bank and the Company agree to pay the Employee
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during the term of this Agreement, not less frequently than monthly, the salary established by the Board of Directors, which shall be at least [current salary and Board fees]. The amount of the Employee's salary shall be reviewed by the Boards of Directors, beginning not later than the first anniversary of the
Commencement Date.   Adjustments in salary or other compensation shall not limit or reduce any other obligation of the Bank and the Company under this Agreement. The Employee's salary in effect from time to time during the term of this Agreement shall not thereafter be reduced.

          (b)  Discretionary Bonuses.  The Employee shall be entitled to
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participate in an equitable manner with all other executive officers of the Bank and the Company in discretionary bonuses as authorized and declared by the Boards of Directors to its executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by the Boards of Directors.

          (c)  Expenses.  The Employee shall be entitled to receive prompt
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reimbursement for all reasonable expenses incurred by the Employee in performing services under this Agreement in accordance with the policies and procedures applicable to the executive officers of the Bank and the Company, provided that
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the Employee accounts for such expenses as required under such policies and procedures.

          (d) Other Compensation.  The annual total value of the compensation
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and benefits to be received by Employee under this Agreement shall not be less than the annual total value of the compensation and benefits received by Employee under the Prior Employment Agreement.

     5.   Benefits.
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          (a)  Participation in Retirement and Employee Benefit Plans.  The
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Employee shall be entitled to participate in all plans relating to pension, thrift, profit-sharing, group life and disability insurance, medical and dental coverage, education, cash bonuses, and other retirement or employee benefits or combinations thereof, in which the Bank's and the Company's executive officers participate.

          (b) Fringe Benefits.  The Employee shall be eligible to participate
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in, and receive benefits under, any fringe benefit plans which are or may become applicable to the Bank's and the Company's executive officers.

          (c)  Deferred Compensation Agreement.  The Employee shall continue to
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receive the benefits provided by the Deferred Compensation Agreement with Savings dated November 26, 1993, as amended.

     6.  Vacations; Leave.  The Employee shall be entitled to annual paid
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vacation in accordance with the policies established by the Bank's and the Company's Boards of Directors for executive employees and to voluntary leave of absence, with or without pay, from time to time at such times and upon such conditions as the Boards of Directors of the Bank and the Company may determine in their discretion.

     7.  Termination of Employment.
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          (a)  Involuntary Termination.  The Boards of Directors may terminate
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the Employee's employment at any time, but, except in the case of Termination for Cause, termination of employment shall not prejudice the Employee's right to compensation or other benefits under this Agreement. In the event of Involuntary Termination other than in connection with or within twelve (12) months after a Change in Control, (1) the Bank and the Company shall pay to the Employee during the remaining term of this Agreement, the Employee's salary at the rate in effect immediately prior to the Date of Termination, payable in such manner and at such times as such salary would have been payable to the Employee under Section 4 if the Employee had continued to be employed by the Bank and the Company, and (2) the Bank and the Company shall provide to the Employee during the remaining term of this Agreement substantially the same benefits as the Bank and the Company maintained for their executive officers immediately prior to the Date of Termination, including Company or Bank paid dependent medical and dental coverage.

          (b)  Termination for Cause.    In the event of Termination for Cause,
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the Bank and the Company shall pay the Employee the Employee's salary through the Date of Termination, and the Bank and the Company shall have no further obligation to the Employee under this Agreement.

          (c)  Voluntary Termination.  The Employee's employment may be
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voluntarily terminated by the Employee at any time upon 90 days written notice to the Bank and the Company or upon such shorter period as may be agreed upon between the Employee and the Boards of Directors of the Bank and the Company. In the event of such voluntary termination, the Bank and the Company shall be obligated to continue to pay to the Employee the Employee's salary and benefits only through the Date of Termination, at the time such payments are due, and the Bank and the Company shall have no further obligation to the Employee under this Agreement.

          (d)  Change in Control.  In the event of Involuntary Termination in
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connection with or within 12 months after a Change in Control which occurs at any time while the Employee is employed under this Agreement, the Bank and the Company shall, subject to Section 8 of this Agreement, (1) pay to the Employee in a lump sum in cash within 25 business days after the Date of Termination an amount equal to 299% of the Employee's "base amount" as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"); and (2) provide to the Employee during the remaining term of this Agreement substantially the same health benefits as the Bank and the Company maintained for its executive officers immediately prior to the Change in Control.

          (e)  Death; Disability.  In the event of the death of the Employee
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while employed under this Agreement and prior to any termination of employment, the Employee's estate, or such person as the Employee may have previously designated in writing, shall be entitled to receive from the Bank and the Company the salary of the Employee through the last day of the calendar month in which the Employee died. If the Employee becomes disabled as defined in the Bank's and the Company's then current disability plan, if any, or if the employee is otherwise unable to serve in his current capacity, this Agreement shall continue in full force and effect, except that the salary paid to the Employee shall be reduced by any disability insurance payments made to Employee on policies of insurance maintained by the Bank and the Company at their expense.

          (f)  Temporary Suspension or Prohibition.  If the Employee is
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suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA, 12 U.S.C. (S) 1818(e)(3) and (g)(1), the Bank's obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may in its discretion (i) pay the Employee all or part of the compensation withheld while its obligations under this Agreement were suspended and (ii) reinstate in whole or in part any of its obligations which were suspended.

          (g)  Permanent Suspension or Prohibition.  If the Employee is removed
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and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Section 8(e)(4) or (g)(1) of the FDIA, 12 U.S.C. (S) 1818(e)(4) and (g)(1), all obligations of the Bank under this Agreement shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

          (h)  Default of the Bank.  If the Bank is in default (as defined in
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Section 3(x)(1) of the FDIA), all obligations under this Agreement shall terminate as of the date of default, but this provision shall not affect any vested rights of the contracting parties.

          (i)  Termination by Regulators.  All obligations of the Bank under
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this Agreement shall be terminated, except to the extent determined that continuation of this Agreement is necessary for the continued operation of the
Bank:  (1) by the Director of the Office of Thrift Supervision (the

"Director") or his or her designee, at the time the Federal Deposit Insurance Corporation enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) of the FDIA; or (2) by the Director or his or her designee, at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by any such action.

     8.  Certain Reduction of Payments by the Bank.
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          (a) Notwithstanding any other provision of this Agreement, if payments under this Agreement, together with any other payments received or to be received by the Employee in connection with a Change in Control would cause any amount to be nondeductible by the Bank or the Company for federal income tax purposes pursuant to Section 280G of the Code, then benefits under this Agreement shall be reduced (not less than zero) to the extent necessary so as to maximize payments to the Employee without causing any amount to become nondeductible by the Bank or the Company. The Employee shall determine the allocation of such reduction among payments to the Employee.

          (b) Any payments made to the Employee pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with 12 U.S.C.
(S) 1828(k) and any regulations promulgated thereunder.

     9.  No Mitigation.  The Employee shall not be required to mitigate the
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amount of any salary or other payment or benefit provided for in this Agreement by seeking other employment or otherwise, nor shall the amount of any payment or benefit provided for in this Agreement be reduced by any compensation earned by the Employee as the result of employment by another employer, by retirement benefits after the Date of Termination or otherwise.

     10.  Attorneys Fees.  In the event the Bank or the Company exercises its
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right of Termination for Cause, but it is determined by a court of competent jurisdiction or by an arbitrator pursuant to Section 17 that cause did not exist for such termination, or if in any event it is determined by any such court or arbitrator that the Bank or the Company has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to all rights to which the Employee is otherwise entitled under this Agreement.

     11.  No Assignments.
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          (a) This Agreement is personal to each of the parties hereto, and no party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that the Bank and the Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Bank and the Company, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Bank and the Company would be required to perform it if no such succession or assignment had taken place. Failure of the Bank and the Company to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation from the Bank and the Company in the same amount and on the same terms as the compensation pursuant to Section 7(d) hereof. For purposes of implementing the provisions of this Section 11(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

          (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

     12.  Notice.  For the purposes of this Agreement, notices and all other
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communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, to the Bank and the Company at its home office, to the attention of the Boards of Directors with a copy to the Secretary of the Bank and the Company, or, if to the Employee, to such home or other address as the Employee has most recently provided in writing to the Bank and the Company.

     13.  Amendments.  No amendments or additions to this Agreement shall be
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binding unless in writing and signed by both parties, except as herein otherwise provided.

     14.  Headings.  The headings used in this Agreement are included solely for
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convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.

     15.  Severability. The provisions of this Agreement shall be deemed
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severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

     16.  Governing Law. This Agreement shall be governed by the laws of the
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United States to the extent applicable and otherwise by the laws of the State of New York.

     17.  Arbitration.  Any dispute or controversy arising under or in
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connection with this Agreement shall be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

     THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.

Attest:                                   Ambanc Holding Co., Inc.



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Secretary                                 By:
                                          Its:


Attest:                                   [New Bank Name]



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Secretary                                 By:
                                          Its:



                                          Employee



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